Exhibit (e)1(i)
SCHEDULE A
Distribution Agreement
GMO TRUST
40 Rowes Wharf, Boston, MA 02110

	Series	Class
1	U. S. Core Equity Fund	III, IV, V, VI, M
2	Tobacco-Free Core Fund	III
3	Quality Fund	III, IV, V, VI
4	U.S. Intrinsic Value Fund	III
5	U.S. Growth Fund	III, M
6	U.S. Small/Mid Cap Value Fund	III
7	U.S. Small/Mid Cap Growth Fund	III
8	Real Estate Fund	III
9	International Intrinsic Value Fund	II, III, IV, M
10	International Growth Equity Fund	III, IV
11	International Core Equity Fund	III, IV, VI
12	Developed World Stock Fund	III, IV
13	Currency Hedged International Equity Fund	III
14	Foreign Fund	II, III, IV, M
15	Foreign Small Companies Fund	III, IV
16	International Small Companies Fund	III
17	Emerging Markets Fund	II, III, IV, V, VI
18	Emerging Countries Fund	III, M
19	Domestic Bond Fund	III, VI
20	Core Plus Bond Fund	III, IV
21	International Bond Fund	III
22	Strategic Fixed Income Fund	III, VI
23	Currency Hedged International Bond Fund	III
24	Global Bond Fund	III
25	Emerging Country Debt Fund	III, IV
26	Short-Duration Investment Fund	III
27	Short-Duration Collateral Share Fund	III, VI
28	Inflation Indexed Plus Bond Fund	III, VI
29	U.S. Equity Allocation Fund	III
30	International Equity Allocation Fund	III
31	International Opportunities Equity Allocation Fund	III
32	Global Equity Allocation Fund	III
33	World Opportunities Equity Allocation Fund	III
34	Global Balanced Asset Allocation Fund	III
35	Strategic Opportunities Allocation Fund	III
36	Benchmark-Free Allocation Fund	III
37	Alpha Only Fund	III, IV
38	Tax-Managed U.S. Equities Fund	III
39	Tax-Managed International Equities Fund	III
40	U.S. Treasury Fund	N/A
41	Asset Allocation Bond Fund	III, VI
42	Asset Allocation International Bond Fund	III, VI
43	World Opportunity Overlay Share Fund	III, VI
44	Flexible Equities Fund	III, VI
45	Short-Duration Collateral Fund	N/A
46	Taiwan Fund	III, VI
47	Emerging Domestic Opportunities Fund	II, III, IV, V, VI
# of portfolios